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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-49150) of IDT Corporation ("IDT") for the registration of 1,500,000 shares of its common stock pertaining to the 1996 Stock Option and Incentive Plan of IDT, as Amended and Restated, of our report dated October 23, 2001, with respect to the consolidated financial statements and schedule of IDT included in its Annual Report on Form 10-K for the year ended July 31, 2001, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP

New York, New York
October 2, 2002